EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS QUARTERLY AND ANNUAL RESULTS

Fourth quarter 2016 net earnings of $0.31 per share and full-year 2016 of $1.05 per share
Operating earnings1 of $0.27 per share for fourth quarter 2016 and $1.19 per share for full-year 2016

PORTLAND, Ore. – January 25, 2017 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $69.2 million for the fourth quarter of 2016, up from $61.8 million for the third quarter of 2016 and $62.9 million for the fourth quarter of 2015. Earnings per diluted common share were $0.31 for the fourth quarter of 2016, up from $0.28 for the third quarter of 2016 and $0.28 for the fourth quarter of 2015.

For the twelve months ended December 31, 2016, the Company reported net earnings available to common shareholders of $232.8 million, or $1.05 per diluted common share, up from $222.2 million, or $1.01 per diluted common share, for the twelve months ended December 31, 2015.

“We continued to build positive momentum during 2016; restructuring the balance sheet, entering new markets, expanding our product offerings, and enhancing the digital customer experience, while streamlining operations and demonstrating expense discipline,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “With all of the heavy lifting we completed over the past two years, I believe there is now a tremendous opportunity in front of us. Given Umpqua's unique franchise and strong brand recognition, combined with the size of the balance sheet and attractive footprint, I feel we are well-positioned to capitalize on that opportunity. I look forward to sharing more details over the coming year.”

Reconciliation of Net Earnings (GAAP) to Operating Earnings (non-GAAP):
The Company’s financial results include several significant items which have been excluded in the presentation of operating earnings, which is a non-GAAP financial measure. A summary of these items, and a reconciliation of earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), is presented below. More information is provided in the non-GAAP financial measures section of this release, which we urge you to read.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

	Quarter Ended
(In thousands, except per share data)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Net earnings available to common shareholders	$69,242	$61,778	$54,255	$47,540	$62,923
Adjustments:
(Gain) loss from change in fair value of MSR asset	(16,465)	7,826	13,940	20,625	469
Gain on investment securities, net	—	—	(162)	(696)	(2,567)
Net loss on junior subordinated debentures carried at fair value	1,589	1,590	1,572	1,572	1,589
(Gain) loss from change in fair value of swap derivatives	(4,601)	(182)	1,493	1,793	(715)
Merger related expenses	3,218	2,011	6,634	3,450	3,712
Goodwill impairment	—	—	—	142	—
Exit or disposal costs	1,207	1,728	1,434	347	—
Total pre-tax adjustments	(15,052)	12,973	24,911	27,233	2,488
Income tax effect (1)	6,020	(5,188)	(9,965)	(10,836)	(995)
Net adjustments	(9,032)	7,785	14,946	16,397	1,493
Operating earnings	$60,210	$69,563	$69,201	$63,937	$64,416

Earnings per diluted share:
Earnings available to common shareholders	$0.31	$0.28	$0.25	$0.22	$0.28
Operating earnings	$0.27	$0.32	$0.31	$0.29	$0.29

(1) Income tax effect of operating earnings adjustments at 40% for tax-deductible items.

Full-Year 2016 Highlights (comparisons are to prior year):

•
Total revenue of $1.1 billion, unchanged from prior year as increased mortgage banking revenues were offset by lower average yields on interest-earning assets, along with a lower level of interest income arising from the accretion of the credit discount recorded on acquired loans;

•
Total non-interest expense decreased by 3%, reflecting lower merger-related expenses and lower salaries and benefits expense, partially offset by higher mortgage banking expenses due to the increase in mortgage originations;

•	Gross loan and lease growth of $642 million, or 4% (excluding the impact of loan sales, loan growth of $1.3 billion, or 8%);

•	Deposit growth of $1.3 billion, or 7%; and

•	Paid dividends of $0.64 per common share, repurchased 635,000 shares of stock, and grew tangible book value[1] by 4%, or $0.34 per share.

Fourth Quarter 2016 Highlights (comparisons are to prior quarter):

•	Total revenue increased by $15.8 million:

◦
Net interest income decreased by $2.1 million, reflecting lower accretion of the credit discount recorded on acquired loans, lower prepayment fee income and higher premium amortization on investment securities, partially offset by growth in in interest-earning assets;

◦
Non-interest income increased by $17.9 million, driven primarily by gains related to fair value changes of the mortgage servicing rights ("MSR") asset and debt capital market swap derivatives, partially offset by lower revenues from the origination and sale of mortgages due to a decrease in the home lending gain on sale margin;

•	Non-interest expense increased by $2.3 million due primarily to higher merger-related and other expense;

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

•	Gross loans and leases grew to $17.5 billion;

•	Deposits grew to $19.0 billion;

•	Stable asset quality, with non-performing assets to total assets of 0.25%;

•	Estimated total risk-based capital ratio of 14.6% and estimated Tier 1 common to risk weighted assets ratio of 11.4%;

•	Declared quarterly cash dividend of $0.16 per common share; and

•	Repurchased 75,000 shares of common stock for $1.3 million.

Balance Sheet
Total consolidated assets increased to $24.8 billion as of December 31, 2016, compared to $24.7 billion as of September 30, 2016 and $23.4 billion as of December 31, 2015. Including secured off-balance sheet lines of credit, the Company had total available liquidity of $9.2 billion as of December 31, 2016, representing 37% of total assets and 49% of total deposits.

Gross loans and leases were up 1% from the prior quarter to $17.5 billion as of December 31, 2016, driven by growth in the commercial and commercial real estate portfolios, partially offset by a decline in multi-family loans. During the fourth quarter of 2016, the Company sold $26.9 million of leasing and equipment finance loans.

Total deposits increased 1% from the prior quarter to $19.0 billion as of December 31, 2016. This increase was primarily attributable to growth in interest bearing demand and money market accounts, partially offset by lower non-interest bearing demand deposits.

Net Interest Income
Net interest income was $207.8 million for the fourth quarter of 2016, down $2.1 million from the prior quarter. This decrease was primarily attributable to a $1.4 million linked quarter decrease in interest income arising from the accretion of the credit discount recorded on acquired loans, as well as lower prepayment fee income and lower average yields on loans and leases and taxable investments. These items were partially offset by growth in average interest-earning assets.

The Company’s net interest margin was 3.83% for the fourth quarter of 2016, down from 3.95% for the third quarter of 2016. The linked quarter decrease reflects the lower level of accretion of the credit discount recorded on acquired loans, as well as lower average yields on taxable investments and loans and leases. The lower average yield on taxable investments was primarily attributable to $1.1 million increase in premium amortization from faster prepayment speeds on the Company's agency mortgage-backed securities portfolio. This trend occurred prior to the increase in long-term mortgage interest rates late in the quarter.

Credit Quality
Under acquisition accounting, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan and lease losses, or its related allowance coverage ratios, but we believe should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

Loans acquired with significantly deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the fourth quarter of 2016, the Company reported $7.7 million of accretion related to the Sterling credit discount in interest income, as compared to $9.1 million in the prior quarter. As of December 31, 2016, the purchased non-credit impaired loans had approximately $43.9 million of remaining credit discount that will accrete into interest income

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

over the life of the loans, and the purchased credit impaired loan pools had approximately $32.2 million of remaining total discount.

The allowance for loan and lease losses was $134.0 million, or 0.77% of loans and leases, as of December 31, 2016. To provide better comparability to prior periods, this pro-forma ratio would have been approximately 1.2% after grossing up the allowance for loan and lease losses and the loans and leases by the amount of the credit discount remaining as of quarter-end. This compares to a pro-forma ratio of approximately 1.3% as of September 30, 2016.

The provision for loan and lease losses increased slightly from the prior quarter to $13.2 million, driven primarily by higher net charge-offs, which increased to $12.9 million for the fourth quarter of 2016, compared to $10.4 million for the third quarter of 2016. As of December 31, 2016, non-performing assets represented 0.25% of total assets, unchanged from September 30, 2016 and down from 0.28% as of December 31, 2015.

Non-interest Income
Non-interest income was $98.6 million for the fourth quarter of 2016, up $17.9 million from the prior quarter. This increase reflects income of $16.5 million and $4.6 million related to the fair value change of the MSR asset and the debt capital market swap derivatives, respectively, both attributable to the increase in long-term interest rates late in the quarter. This compares to a loss of $7.8 million on the MSR asset, and a gain of $0.2 million on the debt capital markets swap derivative, for the third quarter of 2016.

Excluding the impacts of the changes in fair value on the MSR asset and debt capital markets swap derivative, non-interest income decreased by $10.8 million from the prior quarter, driven primarily by lower revenue from the origination and sale of residential mortgages. This decrease was driven by a lower home lending gain on sale margin, which decreased to 3.05%, compared to 4.08% in the prior quarter, along with a 5% linked quarter decrease in for sale mortgage originations. The decrease in home lending gain on sale margin was attributable to the dramatic increase in mortgage rates and a decline in the overall locked loan pipeline. Of the current quarter’s mortgage production, 63% related to purchase activity, as compared to 68% for the prior quarter and 63% for the same period in the prior year.

Revenue related to the servicing of residential mortgage loans increased by 2% from the prior quarter, reflecting growth in the residential mortgage loans serviced for others portfolio.

Non-interest Expense
Non-interest expense was $183.5 million for the fourth quarter of 2016, which included $3.2 million of merger-related expenses and $1.2 million of exit or disposal costs. This compares to $181.2 million, including $2.0 million of merger-related expenses and $1.7 million of exit or disposal costs for the third quarter of 2016.

Excluding the impact of merger-related and exit or disposal costs, non-interest expense increased by $1.6 million from the prior quarter. The linked quarter increase was driven primarily by higher expenses across several categories, including employee group insurance and benefits, severance, technology and marketing expense, as well as lower cost deferrals. This was partially offset by a $2.9 million linked quarter decline in mortgage banking expenses, consistent with the lower level of mortgage origination volume in the quarter.

Capital
As of December 31, 2016, the Company’s tangible book value per common share1 decreased slightly to $9.50. During the fourth quarter of 2016, the Company repurchased 75,000 shares of common stock for $1.3 million. For the twelve months ended 2016, the Company repurchased 635,000 shares for $9.8 million.

The Company’s estimated total risk-based capital ratio was 14.6% and its estimated Tier 1 common to risk weighted assets ratio was 11.4% as of December 31, 2016. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2016 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

The Company incurs significant expenses related to the completion and integration of mergers and acquisitions. It also recognizes gains or losses on its junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Additionally, it may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. The Company recognizes gains and losses related to the change in the fair value of its MSR, which are primarily tied to movements in interest rates, and are not indicative of the fundamental operating activities for the period. It also recognizes gains or losses related to the change in the fair value of its swap derivatives, which are driven by movements in interest rates and are beyond our control. On occasion, the Company may sell certain securities in its investment portfolio, and recognize an associated gain or loss, which can be highly discretionary based on the timing of the sales, market opportunities, and interest rates, and therefore are not reflective of the Company's operating performance. The Company also may incur expenses related to the exit or disposal of certain business activities, such as the consolidation of bank branches, which do not reflect the on-going operating performance of the Company. Lastly, the Company may recognize one-time bargain purchase gains on certain acquisitions that are not reflective of the Company’s on-going earnings power.

Accordingly, management believes that our operating results are best measured on a comparative basis excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures measured at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of swap derivatives, net gains or losses on investment securities, exit or disposal costs and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains. The Company defines operating earnings as earnings available to common shareholders before these items, and calculates operating earnings per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

The following table provides the reconciliation of earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), and earnings per diluted common share (GAAP) to operating earnings per diluted share (non-GAAP) for the periods presented:

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

	Quarter Ended					% Change
(Dollars in thousands, except per share data)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Net earnings available to common shareholders	$69,242	$61,778	$54,255	$47,540	$62,923	12%	10%
Adjustments:
(Gain) loss from change in fair value of MSR asset	(16,465)	7,826	13,940	20,625	469	(310)%	nm
Gain on investment securities, net	—	—	(162)	(696)	(2,567)	0%	(100)%
Net loss on junior subordinated debentures carried at fair value	1,589	1,590	1,572	1,572	1,589	0%	0%
(Gain) loss from change in fair value of swap derivatives	(4,601)	(182)	1,493	1,793	(715)	nm	543%
Merger related expenses	3,218	2,011	6,634	3,450	3,712	60%	(13)%
Goodwill impairment	—	—	—	142	—	nm	nm
Exit or disposal costs	1,207	1,728	1,434	347	—	(30)%	nm
Total pre-tax adjustments	(15,052)	12,973	24,911	27,233	2,488	(216)%	(705)%
Income tax effect(1)	6,020	(5,188)	(9,965)	(10,836)	(995)	(216)%	(705)%
Net adjustments	(9,032)	7,785	14,946	16,397	1,493	(216)%	(705)%
Operating earnings	$60,210	$69,563	$69,201	$63,937	$64,416	(13)%	(7)%

Earnings per diluted share:
Earnings available to common shareholders	$0.31	$0.28	$0.25	$0.22	$0.28	11%	11%
Operating earnings	$0.27	$0.32	$0.31	$0.29	$0.29	(16)%	(7)%

	Year Ended		% Change
	Dec 31, 2016	Dec 31, 2015	Year over Year
Net earnings available to common shareholders	$232,815	$222,182	5%
Adjustments:
Loss from change in fair value of MSR asset	25,926	20,723	25%
Gain on investment securities, net	(858)	(2,922)	(71)%
Net loss on junior subordinated debentures carried at fair value	6,323	6,306	0%
Gain from change in fair value of swap derivatives	(1,497)	(162)	824%
Merger related expenses	15,313	45,582	(66)%
Goodwill impairment	142	—	nm
Exit or disposal costs	4,716	—	nm
Total pre-tax adjustment	50,065	69,527	(28)%
Income tax effect	(19,969)	(27,811)	(28)%
Net adjustments	30,096	41,716	(28)%
Operating earnings	$262,911	$263,898	0%

Earnings per diluted share:
Earnings available to common shareholders	$1.05	$1.01	4%
Operating earnings	$1.19	$1.19	0%

(1) Income tax effect of operating earnings adjustments at 40% for tax-deductible items.
nm = not meaningful.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

The following tables provide the reconciliation of non-interest income (GAAP) to non-interest income, on an operating basis, (non-GAAP), and non-interest expense (GAAP) to non-interest expense, on an operating basis, (non-GAAP) for the periods presented:

	Quarter ended
(Dollars in thousands)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Non-interest income (GAAP)	$98,620	$80,710	$74,659	$45,951	$69,345
Adjustments:
(Gain) loss from change in fair value of MSR asset	(16,465)	7,826	13,940	20,625	469
(Gain) loss from change in fair value of swap derivatives	(4,601)	(182)	1,493	1,793	(715)
Net loss on junior subordinated debentures carried at fair value	1,589	1,590	1,572	1,572	1,589
Gain on investment securities, net	—	—	(162)	(696)	(2,567)
Non-interest income (operating basis)	$79,143	$89,944	$91,502	$69,245	$68,121

	Quarter ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Non-interest expense (GAAP)	$183,468	$181,187	188,511	$183,989	$185,911
Adjustments:
Merger related expenses	(3,218)	(2,011)	(6,634)	(3,450)	(3,712)
Goodwill impairment	—	—	—	(142)	—
Exit or disposal costs	(1,207)	(1,728)	(1,434)	(347)	—
Non-interest expense (operating basis)	$179,043	$177,448	$180,443	$180,050	$182,199

	Year Ended
(Dollars in thousands)	Dec 31, 2016	Dec 31, 2015
Non-interest income (GAAP)	$299,940	$275,724
Adjustments:
Loss from change in fair value of MSR asset	25,926	20,723
Gain from change in fair value of swap derivatives	(1,497)	(162)
Net loss on junior subordinated debentures carried at fair value	6,323	6,306
Gain on investment securities, net	(858)	(2,922)
Non-interest income (operating basis)	$329,834	$299,669

	Year Ended
	Dec 31, 2016	Dec 31, 2015
Non-interest expense (GAAP)	$737,155	$763,642
Adjustments:
Merger related expenses	(15,313)	(45,582)
Goodwill impairment	(142)	—
Exit or disposal costs	(4,716)	—
Non-interest expense (operating basis)	$716,984	$718,060

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Total shareholders' equity	$3,916,795	$3,920,208	$3,902,158	$3,878,630	$3,849,334
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,793
Other intangible assets, net	36,886	38,753	40,620	42,948	45,508
Tangible common shareholders' equity	$2,092,258	$2,093,804	$2,073,887	$2,048,031	$2,016,033
Total assets	$24,813,119	$24,744,214	$24,132,507	$23,935,686	$23,406,381
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,793
Other intangible assets, net	36,886	38,753	40,620	42,948	45,508
Tangible assets	$22,988,582	$22,917,810	$22,304,236	$22,105,087	$21,573,080
Common shares outstanding at period end	220,177	220,207	220,482	220,171	220,171

Common equity ratio	15.79%	15.84%	16.17%	16.20%	16.45%
Tangible common equity ratio	9.10%	9.14%	9.30%	9.26%	9.35%
Book value per common share	$17.79	$17.80	$17.70	$17.62	$17.48
Tangible book value per common share	$9.50	$9.51	$9.41	$9.30	$9.16

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit https://www.umpquabank.com/ask-us/investor-relations/.

Earnings Conference Call Information
The Company will host its fourth quarter 2016 earnings conference call on Thursday, January 26, 2017, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full-year 2016 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (877) 718-5106 ten minutes prior to the start time and enter conference ID: 4736138. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 4736138. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at https://www.umpquabank.com/ask-us/investor-relations/. A slide presentation to accompany the call will also be posted on the website before the call.

Forward-Looking Statements
This press release and our earnings call and related slide presentation include forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. We make forward-looking statements about credit discount accretion on acquired loans and 2017 initiatives and growth opportunities. Specific risks that could cause results to differ from these forward-looking statements include our ability to successfully develop and market new products and technology. Additional risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; significant volatility in interest rates; unanticipated weakness in loan demand or loan pricing; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; unanticipated increases in the cost of deposits; changes in laws or regulations; changes in regulatory or compliance costs; and changes in general economic conditions.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$209,812	$212,037	$210,290	$217,928	$219,440	(1)%	(4)%
Interest and dividends on investments:
Taxable	10,630	10,779	11,963	13,055	12,654	(1)%	(16)%
Exempt from federal income tax	2,229	2,181	2,183	2,235	2,363	2%	(6)%
Dividends	336	332	365	366	326	1%	3%
Temporary investments & interest bearing deposits	1,696	1,090	652	480	422	56%	302%
Total interest income	224,703	226,419	225,453	234,064	235,205	(1)%	(4)%
Interest expense:
Deposits	9,288	8,999	8,540	8,413	7,905	3%	17%
Repurchase agreements	32	32	32	36	39	0%	(18)%
Term debt	3,413	3,558	3,848	4,186	3,885	(4)%	(12)%
Junior subordinated debentures	4,174	3,938	3,835	3,727	3,542	6%	18%
Total interest expense	16,907	16,527	16,255	16,362	15,371	2%	10%
Net interest income	207,796	209,892	209,198	217,702	219,834	(1)%	(5)%
Provision for loan and lease losses	13,171	13,091	10,589	4,823	4,545	1%	190%
Non-interest income:
Service charges on deposits	15,323	15,762	15,667	14,516	15,039	(3)%	2%
Brokerage revenue	4,230	4,129	4,580	4,094	4,061	2%	4%
Residential mortgage banking revenue, net	58,448	47,206	36,783	15,426	32,440	24%	80%
Gain on investment securities, net	—	—	162	696	2,567	0%	(100)%
Gain on loan sales	4,060	1,285	5,640	2,371	1,729	216%	135%
Loss on junior subordinated debentures carried at fair value	(1,589)	(1,590)	(1,572)	(1,572)	(1,589)	0%	0%
BOLI income	2,107	2,116	2,152	2,139	1,841	0%	14%
Other income	16,041	11,802	11,247	8,281	13,257	36%	21%
Total non-interest income	98,620	80,710	74,659	45,951	69,345	22%	42%
Non-interest expense:
Salaries and employee benefits	105,406	105,341	107,545	106,538	106,203	0%	(1)%
Occupancy and equipment, net	37,618	38,181	37,850	38,295	38,722	(1)%	(3)%
Intangible amortization	1,867	1,867	2,328	2,560	2,806	0%	(33)%
FDIC assessments	3,985	4,109	3,693	3,721	3,742	(3)%	6%
(Gain) loss on other real estate owned, net	(197)	(14)	(1,457)	1,389	(242)	1,307%	(19)%
Merger related expenses	3,218	2,011	6,634	3,450	3,712	60%	(13)%
Goodwill impairment	—	—	—	142	—	nm	nm
Other expense	31,571	29,692	31,918	27,894	30,968	6%	2%
Total non-interest expense	183,468	181,187	188,511	183,989	185,911	1%	(1)%
Income before provision for income taxes	109,777	96,324	84,757	74,841	98,723	14%	11%
Provision for income taxes	40,502	34,515	30,470	27,272	35,704	17%	13%
Net income	69,275	61,809	54,287	47,569	63,019	12%	10%
Dividends and undistributed earnings allocated to participating securities	33	31	32	29	96	6%	(66)%
Net earnings available to common shareholders	$69,242	$61,778	$54,255	$47,540	$62,923	12%	10%

Weighted average basic shares outstanding	220,190	220,291	220,421	220,227	220,202	0%	0%
Weighted average diluted shares outstanding	220,756	220,751	220,907	221,052	220,930	0%	0%
Earnings per common share – basic	$0.31	$0.28	$0.25	$0.22	$0.29	11%	7%
Earnings per common share – diluted	$0.31	$0.28	$0.25	$0.22	$0.28	11%	11%
nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2016	Dec 31, 2015	Year over Year
Interest income:
Loans and leases	$850,067	$869,433	(2)%
Interest and dividends on investments:
Taxable	46,427	47,842	(3)%
Exempt from federal income tax	8,828	9,647	(8)%
Dividends	1,399	708	98%
Temporary investments & interest bearing deposits	3,918	2,236	75%
Total interest income	910,639	929,866	(2)%
Interest expense:
Deposits	35,240	29,839	18%
Repurchase agreements	132	173	(24)%
Term debt	15,005	14,470	4%
Junior subordinated debentures	15,674	13,750	14%
Total interest expense	66,051	58,232	13%
Net interest income	844,588	871,634	(3)%
Provision for loan and lease losses	41,674	36,589	14%
Non-interest income:
Service charges on deposits	61,268	59,740	3%
Brokerage revenue	17,033	18,481	(8)%
Residential mortgage banking revenue, net	157,863	124,722	27%
Gain on investment securities, net	858	2,922	(71)%
Gain on loan sales	13,356	22,380	(40)%
Loss on junior subordinated debentures carried at fair value	(6,323)	(6,306)	0%
BOLI income	8,514	8,351	2%
Other income	47,371	45,434	4%
Total non-interest income	299,940	275,724	9%
Non-interest expense:
Salaries and employee benefits	424,830	430,936	(1)%
Occupancy and equipment, net	151,944	142,975	6%
Intangible amortization	8,622	11,225	(23)%
FDIC assessments	15,508	13,480	15%
(Gain) loss on other real estate owned, net	(279)	1,894	(115)%
Merger related expenses	15,313	45,582	(66)%
Goodwill Impairment	142	—	nm
Other expense	121,075	117,550	3%
Total non-interest expense	737,155	763,642	(3)%
Income before provision for income taxes	365,699	347,127	5%
Provision for income taxes	132,759	124,588	7%
Net income	232,940	222,539	5%
Dividends and undistributed earnings allocated to participating securities	125	357	(65)%
Net earnings available to common shareholders	$232,815	$222,182	5%

Weighted average basic shares outstanding	220,282	220,327	0%
Weighted average diluted shares outstanding	220,908	221,045	0%
Earnings per common share – basic	$1.06	$1.01	5%
Earnings per common share – diluted	$1.05	$1.01	4%
nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Assets:
Noninterest bearing cash	$331,994	$364,013	$369,535	$299,871	$277,645	(9)%	20%
Interest bearing deposits and temporary investments	1,117,438	1,102,428	535,828	613,049	496,080	1%	125%
Investment securities:
Trading, at fair value	10,964	10,866	10,188	9,791	9,586	1%	14%
Available for sale, at fair value	2,701,220	2,520,037	2,482,072	2,542,535	2,522,539	7%	7%
Held to maturity, at amortized cost	4,216	4,302	4,382	4,525	4,609	(2)%	(9)%
Loans held for sale	387,318	565,624	552,681	659,264	363,275	(32)%	7%
Loans and leases	17,508,663	17,392,051	17,355,240	16,955,583	16,866,536	1%	4%
Allowance for loan and lease losses	(133,984)	(133,692)	(131,042)	(130,243)	(130,322)	0%	3%
Loans and leases, net	17,374,679	17,258,359	17,224,198	16,825,340	16,736,214	1%	4%
Restricted equity securities	45,528	47,537	47,542	47,545	46,949	(4)%	(3)%
Premises and equipment, net	303,882	306,287	312,647	322,822	328,734	(1)%	(8)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,793	0%	0%
Other intangible assets, net	36,886	38,753	40,620	42,948	45,508	(5)%	(19)%
Residential mortgage servicing rights, at fair value	142,973	114,446	112,095	117,172	131,817	25%	8%
Other real estate owned	6,738	8,309	16,437	20,411	22,307	(19)%	(70)%
Bank owned life insurance	299,673	297,561	295,444	293,703	291,892	1%	3%
Deferred tax assets, net	34,322	27,587	63,038	108,865	138,082	24%	(75)%
Other assets	227,637	290,454	278,149	240,194	203,351	(22)%	12%
Total assets	$24,813,119	$24,744,214	$24,132,507	$23,935,686	$23,406,381	0%	6%
Liabilities:
Deposits	$19,020,985	$18,918,780	$18,258,474	$18,162,974	$17,707,189	1%	7%
Securities sold under agreements to repurchase	352,948	309,463	360,234	325,203	304,560	14%	16%
Term debt	852,397	902,678	902,999	903,382	888,769	(6)%	(4)%
Junior subordinated debentures, at fair value	262,209	260,114	258,660	256,917	255,457	1%	3%
Junior subordinated debentures, at amortized cost	100,931	101,012	101,093	101,173	101,254	0%	0%
Other liabilities	306,854	331,959	348,889	307,407	299,818	(8)%	2%
Total liabilities	20,896,324	20,824,006	20,230,349	20,057,056	19,557,047	0%	7%
Shareholders' equity:
Common stock	3,515,299	3,514,858	3,517,240	3,518,792	3,520,591	0%	0%
Retained earnings	422,839	388,678	362,258	343,421	331,301	9%	28%
Accumulated other comprehensive (loss) income	(21,343)	16,672	22,660	16,417	(2,558)	(228)%	734%
Total shareholders' equity	3,916,795	3,920,208	3,902,158	3,878,630	3,849,334	0%	2%
Total liabilities and shareholders' equity	$24,813,119	$24,744,214	$24,132,507	$23,935,686	$23,406,381	0%	6%

Common shares outstanding at period end	220,177	220,207	220,482	220,171	220,171	0%	0%
Book value per common share	$17.79	$17.80	$17.70	$17.62	$17.48	0%	2%
Tangible book value per common share	$9.50	$9.51	$9.41	$9.30	$9.16	0%	4%
Tangible equity - common	$2,092,258	$2,093,804	$2,073,887	$2,048,031	$2,016,033	0%	4%
Tangible common equity to tangible assets	9.10%	9.14%	9.30%	9.26%	9.35%	(0.04)	(0.25)

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,330,442	$3,280,660	$3,377,464	$3,202,488	$3,226,836	2%	3%
Owner occupied term, net	2,599,055	2,573,942	2,581,786	2,714,766	2,582,874	1%	1%
Multifamily, net	2,858,956	2,968,019	3,004,890	2,959,975	3,151,516	(4)%	(9)%
Commercial construction, net	463,625	388,934	367,879	338,801	271,119	19%	71%
Residential development, net	142,984	127,447	111,941	121,025	99,459	12%	44%
Commercial:
Term, net	1,508,780	1,480,173	1,440,704	1,412,816	1,408,676	2%	7%
Lines of credit & other, net	1,116,259	1,142,946	1,116,876	1,036,389	1,036,733	(2)%	8%
Leases & equipment finance, net	950,588	927,857	884,506	791,798	729,161	2%	30%
Residential real estate:
Mortgage, net	2,887,971	2,868,337	2,882,076	2,879,600	2,909,306	1%	(1)%
Home equity lines & loans, net	1,011,844	1,008,219	989,814	943,254	923,667	0%	10%
Consumer & other, net	638,159	625,517	597,304	554,671	527,189	2%	21%
Total, net of deferred fees and costs	$17,508,663	$17,392,051	$17,355,240	$16,955,583	$16,866,536	1%	4%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	19%	19%	19%
Owner occupied term, net	15%	15%	15%	16%	15%
Multifamily, net	16%	17%	17%	17%	19%
Commercial construction, net	3%	2%	2%	2%	2%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	9%	8%	8%	8%	9%
Lines of credit & other, net	6%	7%	6%	6%	6%
Leases & equipment finance, net	5%	5%	6%	5%	4%
Residential real estate:
Mortgage, net	16%	16%	17%	17%	17%
Home equity lines & loans, net	6%	6%	6%	6%	5%
Consumer & other, net	4%	4%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$5,861,469	$5,993,793	$5,475,986	$5,460,310	$5,318,591	(2)%	10%
Demand, interest bearing	2,296,532	2,218,782	2,186,164	2,178,446	2,157,376	4%	6%
Money market	6,932,717	6,841,700	6,782,232	6,814,160	6,599,516	1%	5%
Savings	1,325,757	1,303,816	1,254,675	1,213,049	1,136,809	2%	17%
Time	2,604,510	2,560,689	2,559,417	2,497,009	2,494,897	2%	4%
Total	$19,020,985	$18,918,780	$18,258,474	$18,162,974	$17,707,189	1%	7%

Total core deposits (1)	$17,318,003	$17,257,663	$16,598,065	$16,559,943	$16,102,743	0%	8%

Deposit mix:
Demand, non-interest bearing	31%	31%	30%	30%	30%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	36%	36%	37%	37%	37%
Savings	7%	7%	7%	7%	6%
Time	14%	14%	14%	14%	15%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	384,040	382,687	379,996	375,913	371,745
Demand, interest bearing	82,520	83,501	84,434	85,731	86,745
Money market	56,031	56,128	56,492	56,927	57,194
Savings	159,080	158,760	157,849	156,846	154,176
Time	47,705	47,689	47,850	47,794	47,672
Total	729,376	728,765	726,621	723,211	717,532

Average balance per account:
Demand, non-interest bearing	$15.3	$15.7	$14.4	$14.5	$14.3
Demand, interest bearing	27.8	26.6	25.9	25.4	24.9
Money market	123.7	121.9	120.1	119.7	115.4
Savings	8.3	8.2	7.9	7.7	7.4
Time	54.6	53.7	53.5	52.2	52.3
Total	$26.1	$26.0	$25.1	$25.1	$24.7

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$27,765	$27,791	$25,136	$30,045	$29,215	0%	(5)%
Loans and leases past due 90+ days & accruing (1)	28,369	26,189	23,076	22,144	15,169	8%	87%
Total non-performing loans and leases	56,134	53,980	48,212	52,189	44,384	4%	26%
Other real estate owned	6,738	8,309	16,437	20,411	22,307	(19)%	(70)%
Total non-preforming assets	$62,872	$62,289	$64,649	$72,600	$66,691	1%	(6)%

Performing restructured loans and leases	$40,667	$36,645	$40,848	$31,409	$31,355	11%	30%
Loans and leases past due 31-89 days	$30,425	$39,708	$29,640	$29,054	$28,423	(23)%	7%
Loans and leases past due 31-89 days to total loans and leases	0.17%	0.23%	0.17%	0.17%	0.17%
Non-performing loans and leases to total loans and leases (1)	0.32%	0.31%	0.28%	0.31%	0.26%
Non-performing assets to total assets (1)	0.25%	0.25%	0.27%	0.30%	0.28%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $10.9 million, $7.3 million, $11.3 million, $14.2 million, and $19.2 million at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$133,692	$131,042	$130,243	$130,322	$130,133
Provision for loan and lease losses	13,171	13,091	10,589	4,823	4,545	1%	190%
Charge-offs	(16,303)	(13,088)	(12,682)	(7,850)	(7,108)	25%	129%
Recoveries	3,424	2,647	2,892	2,948	2,752	29%	24%
Net charge-offs	(12,879)	(10,441)	(9,790)	(4,902)	(4,356)	23%	196%
Total allowance for loan and lease losses	133,984	133,692	131,042	130,243	130,322	0%	3%
Reserve for unfunded commitments	3,611	3,536	3,531	3,482	3,574	2%	1%
Total allowance for credit losses	$137,595	$137,228	$134,573	$133,725	$133,896	0%	3%

Net charge-offs to average loans and leases (annualized)	0.29%	0.24%	0.23%	0.12%	0.10%
Recoveries to gross charge-offs	21.00%	20.22%	22.80%	37.55%	38.72%
Allowance for loan and lease losses to loans and leases	0.77%	0.77%	0.76%	0.77%	0.77%
Allowance for credit losses to loans and leases	0.79%	0.79%	0.78%	0.79%	0.79%

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2016	Dec 31, 2015	Year over Year
Allowance for credit losses:
Balance beginning of period	$130,322	$116,167
Provision for loan and lease losses	41,674	36,589	14%
Charge-offs	(49,923)	(35,571)	40%
Recoveries	11,911	13,137	(9)%
Net charge-offs	(38,012)	(22,434)	69%
Total allowance for loan and lease losses	133,984	130,322	3%
Reserve for unfunded commitments	3,611	3,574	1%
Total allowance for credit losses	$137,595	$133,896	3%

Net charge-offs to average loans and leases	0.22%	0.14%
Recoveries to gross charge-offs	23.86%	36.93%

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.70%	4.75%	4.81%	5.07%	5.21%	(0.05)	(0.51)
Yield on loans held for sale	3.79%	3.79%	3.80%	4.06%	3.83%	—	(0.04)
Yield on taxable investments	1.85%	1.96%	2.14%	2.32%	2.26%	(0.11)	(0.41)
Yield on tax-exempt investments (1)	4.72%	4.68%	4.73%	4.73%	4.76%	0.04	(0.04)
Yield on temporary investments & interest bearing cash	0.56%	0.50%	0.51%	0.54%	0.28%	0.06	0.28
Total yield on earning assets (1)	4.14%	4.26%	4.39%	4.66%	4.69%	(0.12)	(0.55)

Cost of interest bearing deposits	0.28%	0.28%	0.27%	0.27%	0.26%	—	0.02
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.04%	0.04%	0.05%	0.05%	—	(0.01)
Cost of term debt	1.53%	1.57%	1.72%	1.88%	1.73%	(0.04)	(0.20)
Cost of junior subordinated debentures	4.59%	4.36%	4.30%	4.20%	3.96%	0.23	0.63
Total cost of interest bearing liabilities	0.46%	0.46%	0.46%	0.47%	0.44%	—	0.02

Net interest spread (1)	3.68%	3.80%	3.93%	4.19%	4.25%	(0.12)	(0.57)
Net interest margin (1)	3.83%	3.95%	4.07%	4.34%	4.39%	(0.12)	(0.56)

As reported (GAAP):
Return on average assets	1.11%	1.01%	0.91%	0.82%	1.08%	0.10	0.03
Return on average tangible assets	1.20%	1.09%	0.99%	0.89%	1.17%	0.11	0.03
Return on average common equity	7.04%	6.28%	5.61%	4.93%	6.49%	0.76	0.55
Return on average tangible common equity	13.19%	11.79%	10.59%	9.34%	12.41%	1.40	0.78
Efficiency ratio – Consolidated	59.65%	62.11%	66.15%	69.48%	64.02%	(2.46)	(4.37)
Efficiency ratio – Bank	57.96%	60.45%	64.44%	67.29%	62.40%	(2.49)	(4.44)

Operating basis (non-GAAP): (2)
Return on average assets	0.97%	1.13%	1.16%	1.10%	1.10%	(0.16)	(0.13)
Return on average tangible assets	1.05%	1.22%	1.26%	1.19%	1.20%	(0.17)	(0.15)
Return on average common equity	6.12%	7.08%	7.16%	6.63%	6.64%	(0.96)	(0.52)
Return on average tangible common equity	11.47%	13.28%	13.51%	12.57%	12.70%	(1.81)	(1.23)
Efficiency ratio – Consolidated	62.15%	58.96%	59.78%	62.49%	63.00%	3.19	(0.85)
Efficiency ratio – Bank	60.67%	57.66%	58.48%	60.89%	61.72%	3.01	(1.05)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures carried at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs, bargain purchase gain on acquisitions and goodwill impairment.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended		% Change
	Dec 31, 2016	Dec 31, 2015	Year over Year
Average Rates:
Yield on loans and leases	4.83%	5.38%	(0.55)
Yield on loans held for sale	3.84%	3.72%	0.12
Yield on taxable investments	2.07%	2.13%	(0.06)
Yield on tax-exempt investments (1)	4.71%	4.73%	(0.02)
Yield on temporary investments & interest bearing cash	0.53%	0.26%	0.27
Total yield on earning assets (1)	4.36%	4.74%	(0.38)

Cost of interest bearing deposits	0.28%	0.24%	0.04
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.05%	(0.01)
Cost of term debt	1.67%	1.57%	0.10
Cost of junior subordinated debentures	4.37%	3.90%	0.47
Total cost of interest bearing liabilities	0.46%	0.42%	0.04

Net interest spread (1)	3.90%	4.32%	(0.42)
Net interest margin (1)	4.04%	4.44%	(0.40)

As reported (GAAP):
Return on average assets	0.97%	0.97%	—
Return on average tangible assets	1.04%	1.06%	(0.02)
Return on average common equity	5.97%	5.82%	0.15
Return on average tangible common equity	11.25%	12.08%	(0.83)
Efficiency ratio – Consolidated	64.15%	66.27%	(2.12)
Efficiency ratio – Bank	62.35%	64.57%	(2.22)

Operating basis (non-GAAP): (2)
Return on average assets	1.09%	1.15%	(0.06)
Return on average tangible assets	1.18%	1.26%	(0.08)
Return on average common equity	6.74%	6.91%	(0.17)
Return on average tangible common equity	12.70%	14.35%	(1.65)
Efficiency ratio – Consolidated	60.81%	61.04%	(0.23)
Efficiency ratio – Bank	59.40%	59.76%	(0.36)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures carried at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs, bargain purchase gain on acquisitions and goodwill impairment.

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$1,194,904	$874,410	$514,881	$356,674	$608,250	37%	96%
Investment securities, taxable	2,373,652	2,265,883	2,304,998	2,311,589	2,293,429	5%	3%
Investment securities, tax-exempt	287,359	283,818	280,841	287,085	302,443	1%	(5)%
Loans held for sale	482,028	481,740	403,964	297,732	334,404	0%	44%
Loans and leases	17,386,385	17,400,657	17,234,220	17,008,084	16,514,770	0%	5%
Total interest earning assets	21,724,328	21,306,508	20,738,904	20,261,164	20,053,296	2%	8%
Goodwill & other intangible assets, net	1,825,491	1,827,405	1,829,407	1,832,046	1,835,821	0%	(1)%
Total assets	24,740,986	24,422,986	23,896,315	23,415,439	23,196,052	1%	7%

Non-interest bearing demand deposits	5,939,223	5,766,022	5,466,098	5,289,810	5,285,992	3%	12%
Interest bearing deposits	13,026,614	12,836,987	12,644,442	12,411,005	12,249,333	1%	6%
Total deposits	18,965,837	18,603,009	18,110,540	17,700,815	17,535,325	2%	8%
Interest bearing liabilities	14,606,120	14,446,687	14,249,349	13,976,678	13,812,645	1%	6%

Shareholders’ equity - common	3,914,624	3,911,323	3,889,593	3,878,540	3,847,587	0%	2%
Tangible common equity (1)	2,089,133	2,083,918	2,060,186	2,046,494	2,011,766	0%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2016	Dec 31, 2015	Year over Year
Temporary investments & interest bearing cash	$736,854	$869,253	(15)%
Investment securities, taxable	2,314,062	2,275,512	2%
Investment securities, tax-exempt	284,780	310,684	(8)%
Loans held for sale	416,724	333,455	25%
Loans and leases	17,258,081	15,938,127	8%
Total interest earning assets	21,010,501	19,727,031	7%
Goodwill & other intangible assets, net	1,828,575	1,980,905	(8)%
Total assets	24,121,462	22,905,541	5%

Non-interest bearing demand deposits	5,616,585	5,015,508	12%
Interest bearing deposits	12,730,866	12,235,302	4%
Total deposits	18,347,451	17,250,810	6%
Interest bearing liabilities	14,320,838	13,833,245	4%

Shareholders’ equity - common	3,898,599	3,820,505	2%
Tangible common equity (1)	2,070,024	1,839,600	13%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Fourth Quarter and Full-Year 2016 Results
January 25, 2017

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$14,327,368	$13,880,660	$13,564,242	$13,304,468	$13,047,266	3%	10%
MSR asset, at fair value	142,973	114,446	112,095	117,172	131,817	25%	8%
MSR as % of serviced portfolio	1.00%	0.82%	0.83%	0.88%	1.01%
Residential mortgage banking revenue:
Origination and sale	$32,386	$45,631	$42,083	$28,409	$25,363	(29)%	28%
Servicing	9,597	9,401	8,640	7,642	7,546	2%	27%
Change in fair value of MSR asset	16,465	(7,826)	(13,940)	(20,625)	(469)	(310)%	nm
Total	$58,448	$47,206	$36,783	$15,426	$32,440	24%	80%

Closed loan volume:
Closed loan volume - portfolio	$250,000	$305,648	$365,926	$332,918	$352,465	(18)%	(29)%
Closed loan volume - for-sale	1,061,327	1,118,526	1,046,349	764,076	794,820	(5)%	34%
Closed loan volume - total	$1,311,327	$1,424,174	1,412,275	1,096,994	$1,147,285	(8)%	14%

Gain on sale margin:
Based on for-sale volume	3.05%	4.08%	4.02%	3.72%	3.19%	(1.03)	(0.14)

	Year Ended		% Change
	Dec 31, 2016	Dec 31, 2015	Year over Year
Residential mortgage banking revenue:
Origination and sale	$148,509	$117,432	26%
Servicing	35,280	28,013	26%
Change in fair value of MSR asset	(25,926)	(20,723)	25%
Total	$157,863	$124,722	27%

Closed loan volume:
Closed loan volume - portfolio	$1,254,492	$1,556,414	(19)%
Closed loan volume - for-sale	3,990,278	3,497,920	14%
Closed loan volume - total	$5,244,770	$5,054,334	4%

Gain on sale margin:
Based on for-sale volume	3.72%	3.36%	0.36

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